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                                                                    Exhibit 23.1


                            CONSENT OF INDEPENDENT AUDITORS

                     The Board of Directors
                     Ross Technology, Inc.:

                     We consent to incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-8 of Ross Technology, Inc. of our report dated June 23, 1997 relating to the consolidated balance sheets of Ross Technology, Inc. and subsidiary as of March 31, 1997 and April 1, 1996, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended March 31, 1997 and the related schedule, which report appears in the March 31, 1997 annual report on Form 10-K of Ross Technology, Inc.

                     Our report dated June 23, 1997, contains an explanatory paragraph that states that the Company is dependent on its Parent, Fujitsu Limited, for its cash and capital requirements.



                                                       /s/ KPMG PEAT MARWICK LLP
                                                       -------------------------
                                                           KPMG PEAT MARWICK LLP

                     Austin, Texas
                     April 2, 1998